EXHIBIT 10.3

Execution Version

WISEPOWER CO., LTD.

U.S. Dollar $2,500,000

Convertible Bonds due January 17, 2014

BOND PURCHASE AGREEMENT

January 17, 2011

Lee International IP & Law Group

14F Kukdong Bldg.

Chungmuro 3-ga, Chung-gu

Seoul 100-705, Korea

TEL: 82-2-2262-6041    FAX: 82-2-2279-5020

BOND PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is entered into this 17th day of January 2011 by and between Wisepower Co., Ltd., a company duly organized and existing under the laws of the Republic of Korea (the “Issuer”) and Arrowhead Research Corporation, a Delaware corporation (“Arrowhead” or “Purchaser”).

WHEREAS, the Issuer has duly authorized the issue of its Convertible Bonds due January 17th, 2014 in the aggregate principal amount of 2.5 million U.S. Dollar ($2,500,000) (the “Bonds”), to be issued to the Purchaser;

WHEREAS, the Bonds are constituted by the Terms and Conditions of the Bonds attached hereto as Exhibit A (the “Terms and Conditions”) and are convertible into the common shares of the Issuer on the terms and conditions and in the manner set forth in the Terms and Conditions;

WHEREAS, on the terms of and subject to the conditions set forth in this Agreement, the Purchaser has agreed to purchase from the Issuer, and the Issuer has agreed to issue to the Purchaser, the Bonds; and

WHEREAS, certain capitalized terms shall have the same meaning ascribed thereto in the Terms and Conditions.

NOW THEREFORE, the Issuer and the Purchaser agree as follows:

1. ISSUANCE AND SALE OF THE BONDS

1.1. Offering and Sale of Bonds.

(a) The Issuer has duly authorized the issue of the Bonds in accordance with the Terms and Conditions and, subject to the terms and conditions hereof, the Issuer shall issue to the Purchaser, and the Purchaser shall purchase from the Issuer at the Closing as described in Section 2 hereof, the Bonds in an amount of US $2,500,000 at an issue price of 100 per cent of the principal amount of the Bonds (the “Issue Price”).

(b) The payment of the Issue Price shall be satisfied solely out of the Merger Consideration payable to the Purchaser in its capacity as a holder of preferred stock of Unidym (defined below), which will be paid as contemplated under that certain Merger Agreement, dated January 17, 2011 (the “Merger Agreement”), by and among the Issuer, Unicycle Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Issuer, and Unidym, Inc., a Delaware corporation (“Unidym”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. CLOSING

The issue of the Bonds to be purchased by the Purchaser (the “Closing”) shall take place at the offices of Wisepower Co., Ltd., at 5th Floor, Ace Techno Tower, 55-7 Mullae-3Ga, Youngdeungpo, Seoul, Korea (or at such other place as the parties hereto may agree) on January [    ], 2011 and immediately after the closing of the Merger, or on such other date as the parties hereto may agree (the “Closing Date”), provided that each of the conditions in Section 3 hereof shall have been satisfied prior to such date or be satisfied concurrently with the Closing. At the Closing, the Issuer shall deliver to the Purchaser, or any other persons designated by the Purchaser, one or more certificate(s) representing the Bonds (in the form set out in Schedule 2), dated the Closing Date and registered with the Register of Bondholders in the name of each Purchaser or any other persons designated by the Purchaser, against payment by the Purchaser of the Issue Price. If at the Closing the Issuer shall fail to deliver the Bonds to the Purchaser or any other persons designated by the Purchaser as provided in this Section 2, or any of the conditions specified in Section 3 hereof shall not have been fulfilled to the Purchaser’s satisfaction, then the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such non fulfillment.

3. CONDITIONS TO CLOSING

The Purchaser’s obligation to purchase and pay for the Bonds is subject to the fulfillment to the Purchaser’s satisfaction, prior to or at the Closing, of each of the following conditions precedent:

3.1. Representations and Warranties. The representations and warranties of the Issuer contained in this Agreement shall be correct in all material respects as at the date hereof and at the time of the Closing, and the Purchaser shall have received a certificate from the Issuer (in the form set out in Schedule 1) dated the Closing Date and signed by an authorized officer of the Issuer certifying as to the correctness of such representations and warranties as of the Closing Date.

3.2 Completion of Merger. The Merger shall have closed and the Merger Consideration shall have been delivered to an account designated by the Purchaser as contemplated in the Merger Agreement.

3.3. Documents to be Delivered. The Issuer shall have delivered to the Purchaser, on or prior to the Closing Date, (i) certified copy of the articles of incorporation and commercial registry of the Issuer, (ii) certified copy of resolutions of the Board of Directors of the Issuer relating to the issue of the Bonds and (iii) government and/or regulatory authorizations (including filing of a requisite report to the Issuer’s designated foreign exchange bank).

3.4. Performance of Obligations. The Issuer shall have performed all of its obligations under this Agreement and the Merger Agreement to be performed on or before the Closing Date.

3.5. Absence of Adverse Changes. There shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer and its consolidated subsidiaries and affiliate which, in the judgment of a Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the issuance of the Bonds; (ii) any downgrading in the rating of any debt securities of the Issuer by any internationally recognized credit rating organization nor any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer with negative implications of a possible downgrading, of such rating; (iii) any change in U.S., Korea, or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a Purchaser, be likely to prejudice materially the success of the proposed issue of the Bonds, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Korea Exchange; (v) or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States or Korea if, in the judgment of a Purchaser, the effect of any such attack, outbreak, escalation or act makes it impractical or inadvisable to proceed with completion of the issuance and sale of the Bonds.

4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

As a condition of the obligation of the Purchaser to purchase and pay for the Bonds, the Issuer hereby represents, warrants and agrees as set forth below.

4.1. Incorporation. The Issuer is a corporation duly organized and validly existing under the laws of Korea and has all requisite corporate power and authority to own and operate its properties and to carry on its business as stipulated in its Articles of Incorporation. The Issuer is duly qualified to do business in those jurisdictions in which business is conducted by it.

4.2. Authorization. The Issuer has, by all necessary corporate action, duly authorized:

(a) the execution and delivery of this Agreement and Terms and Conditions and the performance of its obligations hereunder and thereunder;

(b) the offer and sale of the Bonds;

(c) the payments of principal, premium (if any) and interest in respect of the Bonds and the redemption of the Bonds each in accordance with the provisions of the Terms and Conditions; and

(d) the issue of the Common Shares in accordance with the provisions of the Terms and Conditions upon exercise by the Purchaser of the Conversion Right (the “Conversion Shares”).

4.3. Non-contravention. This Agreement, including the Terms and Conditions, Bonds and all documents executed pursuant hereto are valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the liquidation, bankruptcy, reorganization or composition of the Issuer pursuant to the Korean Commercial Code, the Korean Debtor Rehabilitation and Insolvency Act or other similar laws which generally affect creditors’ rights. The execution and delivery of this Agreement, the issue and distribution of the Bonds, the issue and delivery, upon conversion, of the Conversion Shares, and the performance of the terms contemplated hereby and thereby will not (i) violate, conflict with or result in a default under, any contract, obligation, understanding or undertaking to which the Issuer is a party or by which it or its assets are bound, or any provision of the Articles of Incorporation of the Issuer; or (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Issuer.

4.4. Authorization of Common Shares. Upon issuance and delivery of the Bonds in accordance with this Agreement, the Bonds will be convertible at the option of the holders thereof for the Common Shares in accordance with the Terms and Conditions; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion by all necessary corporate action of the Issuer, and such shares, when issued upon exercise of the Conversion Right in accordance with the Terms and Conditions, will be duly and validly issued and will be fully paid, non-assessable and freely transferable; and the issuance of such shares upon exercise of the Conversion Right in accordance with the Terms and Conditions will not be subject to preemptive or other similar rights of any security holder of the Issuer. The Issuer shall at all times reserve and keep available, free from preemptive rights and a third party interest (however arising), out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Bonds upon exercise of the Conversion Right, the full number of Conversion Shares then issuable upon the conversion of the Bonds. Issuer represents and warrants that upon issuance of the Conversion Shares, that such shares will be freely transferable by the Purchasers and may be resold without any registration requirements and without Issuer’s consent.

4.5. Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, either in process or now pending or, to the best of the Issuer’s knowledge, threatened, against or affecting the Issuer, any of its officers or directors, or its consolidated subsidiaries and affiliates in their capacity as such or any of its property or assets which is likely to have a Material Adverse Effect. As used in this Agreement, the “Material Adverse Effect” means a material adverse effect on the properties, business, operations, earnings, assets, liabilities or financial condition or prospects of the Issuer or on the ability of the Issuer to perform its obligations under this Agreement (including the Terms and Conditions), the Merger Agreement or the Bonds.

4.6. Possession of Licenses and Permits. The Issuer possesses such permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Issuer is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Issuer has not received any notice of proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Governmental Licenses.

4.7. Governmental Consents; Exercise of Voting Rights, etc. None of the nature of the Issuer, nor any of its businesses, properties or assets, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the execution and delivery of this Agreement, the offer, issue, sale or delivery of the Bonds and the Conversion Shares, the payments of principal, premium (if any) and interest in respect of the Bonds, the redemption of the Bonds or fulfillment of, or compliance with, the terms and provisions of this Agreement or of Terms and Conditions, is such as to require any consent, approval or authorization of, or any notice to, or filing, registration or qualification with, any court or administrative or governmental body by or on behalf of the Issuer in connection therewith except for (1) the report to the Issuer’s designated foreign exchange bank with respect to the issue of the Bonds; (2) a submission to a foreign exchange bank of documents required to verify that the amount being paid conforms to the amount required to be paid under the Bonds pursuant to the regulations under the Foreign Exchange Transaction Act, which will be required at the time of each payment by the Issuer under the Bonds; (3) the registration of the issuance of the Bonds with the Registry Office of the competent Korean court having jurisdiction over the head office of the Issuer within two weeks after the Closing Date; and (4) the registration of the issue of Common Shares with a competent Korean court having jurisdiction over the Issuer, which will be made within the period prescribed by applicable law from the issue of Common Shares on conversion of the Bonds. The Issuer covenants that it will timely comply with all such reporting, registration and other administrative obligations arising under applicable laws, rules and regulations.

4.8. Disclosure. The representations and warranties of the Issuer set forth in the Merger Agreement are incorporated herein by reference and are deemed to be made directly to the Purchaser pursuant to this Agreement. Neither this Agreement nor the other documents, certificates, instruments or reports delivered to the Purchaser under this Agreement or made available to the Purchasers, including, without limitation, the Wisepower Reports, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.9 Reports.

(a) The Issuer has timely filed or delivered, as applicable, all required forms, reports and documents (the “Wisepower Reports”) with the Financial Supervisory Services (“FSS”) and/or the Korea Exchange (“KRX”) since Issuer’s initial public offering, each of which has complied in all material respects with all applicable requirements relating to securities laws, including, but not limited to, the Financial Investment Services and Capital Markets Act, each as in effect on the dates such forms, reports and documents were filed or delivered. No subsidiary of Issuer has filed, or is required to file, any form, report or other document with the FSS or KRX. As of their respective dates, the Wisepower Reports did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Wisepower Report that was filed prior to the execution of the Merger Agreement.

(b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Wisepower Reports: (i) complied as to form in all material respects with the published rules and regulations of FSS and KRX with respect thereto; (ii) was prepared in accordance with Korean GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (iii) fairly presented in all material respects the financial position of Issuer and its subsidiaries, taken as a whole, as at the respective dates thereof and the results of Issuer’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year end adjustments, none of which will be material in nature or amount.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to Issuer as follows:

5.1. Making of Representations and Warranties. As a material inducement to the Issuer to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes to the Issuer the representations and warranties contained in this Article 5.

5.2. Organization and Existing. The Purchaser is duly organized and validly existing under the laws of its Delaware, with all requisite powers and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

5.3. Authorization and Non-Contravention. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby have been duly authorized by all necessary corporate or other action of the Purchaser. The execution by the Purchaser of this Agreement and the performance of any transaction contemplated hereby will not (i) violate, conflict with or result in a default under any material contract or obligation to which the Purchaser is a party or by which it or its assets are bound, or any provision of the organizational documents of the Purchaser; (ii) violate or result in a material violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Purchaser; or (iii) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Purchaser is a party or by which the Purchaser is bound.

5.4. Korean Selling Restriction. The Purchaser acknowledges that the Issuer has not filed a registration statement with the Financial Services Commission in Korea and further acknowledges and agrees that the Bonds may not be offered, sold or otherwise transferred to a Korean resident (as such term is defined in the Foreign Exchange Transaction Act of Korea) on or prior to January 17, 2012, the first anniversary of the date of issue of the Bonds. The Purchaser further undertakes and agrees that, in case it sells, transfers, assigns or otherwise disposes of any of the Bonds to a non-resident in Korea during the one year period from January 17, 2012, it will acquire a written consent from such non-resident in the form under which the non-resident agrees and undertakes to comply with the restriction set forth in this Section 5.4.

6. RESPONSIBILITY FOR RESALES

The Issuer shall not have any responsibility in respect of the legality of the Purchaser or other persons reselling the Bonds in any jurisdiction or in respect of the Bonds qualifying for resale in any jurisdiction. This Section 6 shall not modify or limit the representation set forth in Section 4.4.

7. CONFIDENTIAL TREATMENT

The Purchaser agrees that any confidential or proprietary information concerning the Issuer obtained by the Purchaser under this Agreement or other documents relating thereto or which is or was designated by the Issuer in writing as confidential, shall be treated confidentially by the Purchaser for a period of one year from disclosure, except to the extent disclosure is required by law or legal process or under any regulatory requirement or such disclosure is necessary for the resale of the Bonds or the Conversion Shares by the Purchaser, or such disclosure is necessary under the Purchaser’s current reorganization scheme, or the information becomes public through no breach of obligation by the Purchaser. The Issuer represents and warrants that it has not provided any Purchaser with material non-public information relating to the Issuer or its operations.

8. ADVERSE CHANGES

During the term of the Bonds, the Issuer will promptly, and in any event within three business days, notify the Purchaser if it determines that there was any material breach of the representations and warranties contained herein as of the Closing. At the written request of the Purchaser, the Issuer will without delay advise the Purchaser of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Issuer or its consolidated subsidiaries or affiliates, and of each suit or proceeding commenced or threatened against the Issuer or its consolidated subsidiaries or affiliates which, if adversely determined, could result in such a Material Adverse Effect.

9. EXPENSES

All costs and expenses regarding the issuance of the Bonds shall be paid by the Issuer, except that all costs and expenses of the Purchaser in preparing, negotiating and delivering this Agreement and the documents to be delivered in accordance herewith, including the fees and expenses of the Purchaser’s counsel (if any), shall be paid by the Purchaser.

10. SURVIVAL; INDEMNIFICATION

10.1. Survival of Representations, Warranties, Etc. All express representations and warranties contained in this Agreement or made in writing by or on behalf of the Issuer in connection with the transactions contemplated by this Agreement shall survive the execution and delivery or termination of this Agreement, any investigation at any time made by the Purchaser or on the Purchaser’s behalf, the purchase of the Bonds hereunder, any disposition or payment of the Bonds or any conversion of the Bonds.

10.2. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless the Purchaser and its officers, directors, partners, employees and agents (individually, an “Indemnified Person” and collectively, the “Indemnified Persons”), from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Indemnified Person arising out of, based upon or in connection with the fraud, intentional misrepresentation, willful misconduct or negligence by the Issuer or any matter which is known by the Issuer to constitute a breach, of any of representations, warranties or covenants under this Agreement. Each Indemnified Person shall give prompt notice to the Issuer of any action commenced against it in respect of which indemnity may be sought under this Agreement. The Issuer may participate at its own expense in the defense of the action. If it so elects within a reasonable time after receipt of the notice, the Issuer may assume the defense of the action with legal advisors chosen by it, unless the Indemnified Person reasonably objects to the assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to the Issuer. If the Issuer assumes the defenses of the action, the Issuer shall not be liable for any fees and expenses of the legal advisors of the Indemnified Person incurred thereafter in connection with the action. In no event shall the Issuer be liable for the fees and expenses of more than one legal advisor or firm of legal advisors of the Indemnified Person in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Issuer shall not be liable to indemnify any Indemnified Person for any settlement of any such action effected without the consent of the Issuer.

11. NOTICES

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing, in English and shall be hand delivered, sent by reputable overnight courier service, or transmitted by facsimile, addressed if the Purchasers, to the respective addresses set forth on Schedule A and, if to the Issuer, to the following address:

Wisepower Co., Ltd.

5th Floor, Ace Techno Tower, 55-7 Mullae-3Ga,

Youngdeungpo, Seoul, Korea

Facsimile: 82-2-2637-7594

Attn: Gi Ho Park

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, or faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or delivery receipt, as applicable) or at such time as delivery is refused by the addressee upon presentation.

12. GOVERNING LAW AND JURISDICTION.

12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Republic of Korea.

12.2. Dispute Resolution. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) by one or more arbitrators appointed in accordance with the said Rules, with such arbitration proceeding (a “Proceeding”) to be conducted in the English language in Los Angeles, California. The Issuer and the Purchaser irrevocably waive any objection that it might now or hereafter have to the exclusive jurisdiction of the ICC. Notwithstanding the foregoing, any party hereto may seek equitable relief hereunder in a court of competent jurisdiction. Notwithstanding Section 19.2 of the Terms and Conditions, Issuer and Purchaser agree to resolve any disputes between Issuer and Purchaser arising under or relating to the Bonds pursuant to this Section 12.2.

12.3. Consent to Enforcement etc. The Issuer and the Purchaser consent generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including (without limitation) the entry, making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

12.4. Waiver of Immunity. To the extent that the Issuer may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), the Issuer agrees not to claim and irrevocably waives, or has waived, such immunity to the full extent permitted by the laws of such jurisdiction.

13. MISCELLANEOUS

13.1. Time shall be of the essence in this Agreement.

13.2. The heading to each Section is included for convenience only and shall not affect the construction of this Agreement.

13.3. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13.4 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.5 Entire Agreement. This Agreement, including the Terms and Conditions, the Bonds and all exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

13.6 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Issuer, the Issuer and the Purchasers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

13.7 Event of Default. In the event that a default is made in any material respect by the Issuer in the performance or observance of any covenant, condition, provision contained in this Agreement or the Merger Agreement, that will constitute an Event of Default, as described in the Terms and Conditions.

13.8 Collection Expenses. The Issuer agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the Purchaser in endeavoring to collect any amounts payable hereunder which are not paid when due (“Costs”).

*    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

WISEPOWER CO., LTD.

By:	/s/ Gi Ho Park
	Name:	Gi Ho Park
	Title:	CEO

Arrowhead Research Corporation

By:	/s/ Christopher Anzalone
	Name:	Christopher Anzalone
	Title:	CEO

THE SPECIFIED OFFICE OF THE COMPANY

5th Floor, Ace Techno Tower, 55-7 Mullae-3Ga, Youngdeungpo, Seoul, Korea

(Terms and Conditions will be attached)

EXHIBIT A

TERMS AND CONDITIONS OF THE BONDS

The issue of the $ 2,500,000 Convertible Bonds due January 17, 2014 (the “Bonds”) of Wisepower Co., Ltd. (the “Company”) was authorized by resolutions of the Board of Directors of the Company passed on January     , 2011. The Bonds are constituted by these Terms and Conditions (the “Terms and Conditions”) and the Bond Purchase Agreement dated January 17, 2011 (the “Purchase Agreement”). Copies of this Terms and Conditions are available for inspection by the Bondholders (as defined hereinbelow) during the normal business hours at the specified office of the Company. All Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Terms and Conditions. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1. STATUS, FORM, DENOMINATION, TITLE, TRANSFER OF BONDS AND ISSUE OF CERTIFICATES

1.1. Status

The Bonds constitute direct, unconditional and unsubordinated (subject to the provisions of Condition 2) obligations of the Company and rank pari passu among themselves and (subject as aforesaid and other than any obligations preferred by mandatory provisions of law) with all other present and future direct and unsubordinated obligations of the Company.

1.2. Form and Denomination

The Bonds are issued in registered form in the denomination of US $2,500,000 and integral multiples thereof. The Bondholder may at its discretion exchange a certificate representing the Bonds the form of which is set out in Schedule 1 (the “Certificate”) in the denomination of an integral multiple of US $2,500,0000 for certificates in a smaller integral multiples thereof at any time thereafter, and the Company will issue or cause to be issued such certificates in accordance with Condition 1.5. Each Certificate will have the name of the Bondholder and a unique identifying number, which will be recorded in the register of Bondholders (the “Register of Bondholders”) to be kept by the Company, and which will be open to inspection by the Bondholders at the Company’s offices during normal working hours.

1.3. Title

Title to the Bonds passes by delivery of Certificate (which will be done following the entry of the name of the Bondholder on the Register of Bondholders) and, if applicable, recording the name of the transferee of the Bonds on the relevant new Certificate. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” or “Holder(s)” means the person(s) in whose name a Bond is registered in the Register of Bondholders.

1.4. Exchange and Transfers

A Certificate may be exchanged with Certificates in a smaller denomination by depositing the Certificate, together with a written request thereof, at the specified office of the Company as set forth in the Certificate. A Bond may also be transferred by depositing the Certificate issued in respect of that Bond, together with the Form of Transfer (in the form set out in Schedule 2) duly completed and signed, at the specified office of the Company as set forth in the Certificate.

1.5. Delivery of New Certificates

Each new Certificate to be issued upon the exchange request of the Bondholder or upon a transfer of Bonds in accordance with the Condition 1.4 will, within 5 business days of receipt by the Company, as the case may be, of the written request for the exchange or the Form of Transfer together with the relevant Certificate, be mailed by reputable international courier service to the address of such holder of the Bonds appearing on the Register of Bondholders. For the purpose of this Condition 1.5, “business day” shall mean a day on which banks are open for business in Seoul. Where only some of the Bonds in respect of which a Certificate is issued are to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within 5 business days of deposit of the Form of Transfer or Conversion Notice, as the case may be, and the surrender of the original Certificate, with or to the Company, be mailed by reputable international courier service to the address in the Register of Bondholders of such transferring or converting holder of the Bonds.

1.6. Formalities Free of Charge

The exchange of Certificates and the transfer of Bonds will be effected without charge by or on behalf of the Company.

1.7. Closed Periods

No Bondholder may require the exchange of Certificates or the transfer of a Bond to be registered (i) during the period of seven (7) days ending on and including the Principal Record Date (as defined in Condition 5); (ii) after the Certificate in respect of such Bond has been deposited for conversion pursuant to Condition 4; or (iii) during the period of seven (7) days ending on and including any Interest Record Date (as defined in Condition 5).

2. NEGATIVE PLEDGE

Without the prior written consent of the Required Holder(s) (as defined hereinafter), so long as any of the Bonds remain outstanding, the Company will not create or permit to be outstanding any mortgage, charge, pledge or other security interest upon the whole or any material part of its property, assets or revenues, present or future, to secure for the benefit of the holders of any Investment Securities (i) payment of any sum owing in respect of any such Investment Securities, (ii) any payment under any guarantee or other like obligation of any such Investment Securities or (iii) any payment under any indemnity or other like obligation relating to any such Investment Securities.

As used in these Terms and Conditions, “Required Holder(s)” shall mean at any time the holder(s) of the Bonds holding in aggregate of more than 66.66% in principal amount of the Bonds then outstanding.

As used in this Condition, “Investment Securities” means bonds, debentures, notes, indebtedness for borrowed money or investment securities of the Company or any other person in an aggregate amount exceeding US $25,000,000.

3. INTEREST

3.1. Payment of Interest

The Bonds bear no interest (0%), except as set forth below in Condition 3.2.

3.2. Default Interest

If there shall be an Event of Default (defined below), then interest shall thereafter accrue on the outstanding principal amount due under the Bonds at a rate equal to the lesser of 18% per annum, compounded monthly, or the maximum rate permitted by applicable law. Interest shall continue to accrue until the earlier of (i) the Event of Default is cured, if such cure is possible, or (ii) repayment or conversion of the Bonds.

4. CONVERSION

4.1. Period and Price for Conversion

The right of a Bondholder to convert any Bond into shares of common stock, par value Won 100 (“Common Shares”), of the Company is hereinafter called the “Conversion Right”. Subject to and upon compliance with the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised at the option of the holder thereof, at any time commencing on January 17, 2012 and ending on the earlier of: (a) repayment in full of the Bond, or (b) January 17, 2014 (the “Conversion Period”). The number of Common Shares to be issued will be determined by dividing the principal amount of the Bonds deposited for conversion by the Conversion Price of U.S. Dollars $2.00, subject to adjustment as set forth in Condition 4.3. By way of example only, if the Holder wished to convert $100 of indebtedness hereunder, that would result in the issuance of 50 Common Shares (subject to any appropriate adjustment of the conversion ratio).

If more than one Bond shall be deposited for conversion at any one time by the same holder and Common Shares to be issued on such conversion are to be issued to the same person, the number of Common Shares to be issued upon conversion thereof will be calculated on the basis of the aggregate principal amount of the Bonds to be converted. Fractions of Common Shares will not be issued on conversion but upon conversion of the Bonds, the Company will pay in cash in U.S. dollar a sum equal to such portion of the principal amount of the Bond or Bonds deposited for conversion as corresponds to any amount of Common Shares not issued as aforesaid.

The price at which Common Shares will be issued upon conversion (the “Conversion Price”) will initially be U.S. Dollars $2.00 per Common Share, but will be subject to adjustment in the manner provided in Condition 4.3.

4.2. Procedure for Conversion

To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deliver at his own expense at the specified office of the Company at which the Bond is deposited for conversion a notice of conversion (a “Conversion Notice”) in duplicate in the form (for the time being current) set out in Schedule 3 obtainable from the specified office of the Company, together with the relevant Certificate(s).

The name of the specified office of the Company is set out at the end of the Form of Certificate of Bonds.

As conditions precedent to the conversion, the Bondholder must pay to the Company all stamp, issue, registration or similar taxes and duties (if any) arising on conversion in any jurisdiction in which the Bond is deposited for conversion or payable in any jurisdiction consequent upon the issue or delivery of Common Shares or any other securities, property or cash to or to the order of a person other than the converting Bondholder, other than any taxes or duties payable in Korea by the Company in respect of the issue of Common Shares on conversion. Except as aforesaid, the Company will pay the expenses arising on the issue of Common Shares on conversion of the Bonds and all charges in connection therewith. The date on which any Bond and the Conversion Notice (in duplicate) relating thereto are deposited with the Company or, if later, the date on which all conditions precedent to the conversion thereof are fulfilled is hereinafter referred to as the “Conversion Date” applicable to such Bonds. A Conversion Notice once deposited may not be withdrawn without the consent in writing of the Company.

With effect from the Conversion Date, the Company will deem the converting Bondholder to have become the holder of record of the number of Common Shares to be issued to such Holder upon such conversion (disregarding any retroactive adjustment of the Conversion Price referred to below prior to the time such retroactive adjustment shall have become effective). Thereafter the Company will, subject to any applicable limitations then imposed by Korean laws and regulations, according to the request made in the relevant Conversion Notice, cause the share transfer agent of the Company as soon as practicable, and in any event within 15 business days after the Conversion Date, either (i) to deliver or cause to be delivered to the order of the person named for that purpose in the relevant Conversion Notice at the specified office in Seoul for the time being of the share transfer agent of the Company a certificate or certificates for the relevant Common Shares registered in the name of the converting Bondholder or, in cases permitted under Korean law, any other person named for that purpose in the relevant Conversion Notice, together with any other securities, property or cash (including, without limitation, cash payable pursuant to paragraph 4.1 of this Condition) required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, or (ii) to register Korea Securities Depository (or its successor organization) as holder of the relevant number of Common Shares in the Company’s shareholders’ register and cause Korea Securities Depository (or its successor organization) to credit such Common Shares to the deposit account of the custodian designated by the converting Bondholder in the relevant Conversion Notice, together with any other securities, property or cash (including, without limitation, cash payable pursuant to this Condition) required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

Any dividend on the Common Shares issued upon conversion of a Bond or Bonds in respect of the Dividend Accrual Period during which the relevant Conversion Date falls will be paid with respect to the full Dividend Accrual Period on the basis that the conversion took effect immediately before the beginning of such Dividend Accrual Period. No payment or adjustment will be made on conversion for any interest accrued on converted Bonds since the Interest Payment Date last preceding the relevant Conversion Date. The Common Shares issued upon conversion of the Bonds will in all other respects rank pari passu with the Common Shares in issue on the relevant Conversion Date (except for any right the record date for which precedes such Conversion Date and any other right excluded by mandatory provisions of applicable law). A “Dividend Accrual Period” means an annual period ending on December 31 in any year.

4.3. Adjustment of Conversion Price

The Conversion Price with respect to the Common Shares shall be subject to adjustment as follows:

4.3.1. Free Distribution, Sub-division, Consolidation or Reclassification of Shares.

If the Company shall make a free distribution of Shares, sub-divide any of its outstanding Shares, consolidate any of its outstanding Shares into a smaller number of Shares, or re-classify any of its Shares into other securities of the Company, then the following provisions shall apply:

(1) Adjustment

the Conversion Price shall be appropriately adjusted so that the holder of any Bond, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this Condition 4.3.1, shall be entitled to receive the number of Common Shares and/or other securities of the Company which he would have held or have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event (or, if the Company has fixed a prior Record Date for the determination of shareholders entitled to receive any such free distribution or Shares or other securities issued upon any such sub-division, consolidation or re-classification, immediately prior to such Record Date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such Record Date) or any time thereafter; and

(2) Effective Date of Adjustment

an adjustment made pursuant to this Condition 4.3.1 shall become effective immediately on the relevant event referred to above becoming effective or, if a Record Date is fixed therefor, immediately after such Record Date; provided that in case where the relevant event referred to above, under applicable Korean Law, requires to be approved by a general meeting of shareholders of the Company or a meeting of the Board of Directors of the Company before being legally made, and which is so approved after the Record Date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such Record Date.

As used in this Terms and Conditions, the “Shares” means (i) Common Shares, save to the extent that the context indicates otherwise, (ii) shares of the class of share capital of the Company, which, at the date of the Terms and Conditions, is designated as non-voting shares of the Company, together with shares of any class or classes resulting from any sub-division, consolidation or re-classification thereof, and (iii) fully-paid and non-assessable shares of any class or classes of the share capital of the Company authorized after the date of the Terms and Conditions which have no preference in respect of dividends (and, for the avoidance of doubt, any other class of non-voting shares which have a right to an increased dividend or a preferential right as to a proportion thereof, do not have a preference in respect of dividends for this purpose) or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Company;

4.3.2. Declaration of Dividends in Shares

If the Company shall declare a dividend in Shares, then the following provisions shall apply:

(1) Adjustment

the Conversion Price effective on the date when such dividend is declared (or, if the Company has fixed a prior Record Date for the determination of shareholders entitled to receive such dividend, on such Record Date) shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP = the Conversion Price after such adjustment (stated in U.S. Dollars)

OCP = the Conversion Price before such adjustment (stated in U.S. Dollars)

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the time of declaration of such dividend (or at the close of business in Korea on such Record Date as the case may be)

n = the number of Shares to be distributed to the Shareholders as a dividend

v = aggregate par value of such Shares to be distributed to the shareholders as a dividend, divided by the Current Market Price per Share on the date of declaration of such dividend (or, if a prior Record Date has been fixed as aforesaid, such Record Date); and

(2) Effective Date of Adjustment

an adjustment made pursuant to this Condition 4.3.2 shall become effective as provided with respect to Condition 4.3.1(2); provided that if a dividend in Shares must, under applicable Korean law, be submitted for approval to a general meeting of shareholders of the Company before being legally paid, and if such approval is given after the Record Date fixed for the determination of shareholders entitled to receive such dividend, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such Record Date.

4.3.3. Concurrent Adjustment Events

If the Company shall declare a dividend in, or make a free distribution of, Shares which dividend or distribution is to be paid or made to shareholders as of a Record Date which is also:

a) the Record Date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to Condition 4.3.4, 4.3.5 or 4.3.6 below;

b) the day immediately before the date of issue of any securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Condition 4.3.8 below;

c) the day immediately before the date of issue of any Shares which requires an adjustment of the Conversion Price pursuant to Condition 4.3.9 below; or

d) the day immediately before the date of issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to Condition 4.3.10 below,

then (except where such dividend or free distribution gives rise to a retroactive adjustment of the Conversion Price under Condition 4.3.1 or 4.3.2) no adjustment of the Conversion Price in respect of such dividend or free distribution shall be made under Condition 4.3.1 or 4.3.2, but in lieu thereof an adjustment shall be made under Condition 4.3.4, 4.3.5, 4.3.6, 4.3.8, 4.3.9 or 4.3.10 below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Shares to be issued pursuant to such dividend or free distribution and, in the case of such dividend, including in the numerator of the fraction described therein the a number equal to the aggregate par value of Shares to be so distributed, divided by the Current Market Price per Share (determined in accordance with Condition 4.3.11).

4.3.4. Rights Issues to Shareholders

If the Company shall grant, issue or offer to the holders of Shares rights entitling them to subscribe for or purchase Shares:

(x) at a consideration per Share receivable by the Company which is fixed on or prior to the Record Date mentioned below and is less than the Current Market Price per Share at such Record Date; or

(y) at a consideration per Share receivable by the Company which is fixed after the Record Date mentioned below and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect (in a case within (x) above) on the Record Date for the determination of shareholders entitled to receive such rights or (in a case within (y) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea (in a case within (x) above) on such Record Date or (in a case within (y) above) on the date the Company fixes the said consideration

n = the number of Shares issuable upon exercise of such rights at the said consideration

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12) would purchase at such Current Market Price per Share specified in (x) or, as the case may be, (y) above;

(2) Effective Date of Adjustment

such adjustment shall become effective (in a case falling under (x) above) immediately after the Record Date for the determination of shareholders entitled to receive such rights or (in a case falling under (y) above) immediately after the Company fixes the said consideration but retroactively to immediately after the Record Date mentioned above;

(3) Rights not taken up by Shareholders

if, in connection with a grant, issue or offer to the holders of Shares of rights entitling them to subscribe for or purchase Shares, any Shares which are not subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed by others, no further adjustment shall be required or made to the Conversion Price by reason of such offer and/or subscription.

(4) Issues to Employees

for the avoidance of doubt, if any warrants which would otherwise be the subject of this Condition 4.3.4, are issued to existing employees of the Company in their capacity as employees in accordance with mandatory provisions of Korean law, then such warrants shall not be taken into account for the purposes of the adjustment of the Conversion Price pursuant to this Condition 4.3.4, provided, however, that the foregoing exception shall only apply for the issuance of a cumulative total of up to 2% of the Company common stock then outstanding, after which any additional issuances to employees under mandatory provisions of Korean law shall be treated as issuances that result in Conversion Price adjustments under Condition 4.3.

4.3.5. Warrants Issued to Shareholders

If the Company shall grant, issue or offer to the holders of Shares warrants entitling them to subscribe for or purchase Shares:

(x) at a consideration per Share receivable by the Company which is fixed on or prior to the Record Date for the determination of shareholders entitled to receive such warrants and is less than the Current Market Price per Share at such Record Date; or

(y) at a consideration per Share receivable by the Company which is fixed after the Record Date mentioned above and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect (in a case within (x) above) on the Record Date for the determination of shareholders entitled to receive such warrants or (in a case within (y) above) on the date the Company fixes the said consideration, shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea (in a case within (x) above) on such Record Date or (in a case within (y) above) on the date the Company fixes the said consideration

n = the number of Shares issuable upon exercise of such warrants at the said consideration

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12) would purchase at such Current Market Price per Share specified in (x) or, as the case may be, (y) above;

(2) Effective Date of Adjustment

such adjustment shall become effective (in a case falling under (x) above) immediately after the Record Date for the determination of shareholders entitled to receive such warrants or (in a case falling under (y) above) immediately after the Company fixes the said consideration but retroactively to immediately after the Record Date mentioned above;

(3) Warrants not taken up by Shareholders

if, in connection with a grant, issue or offer to the holders of Shares of warrants entitling them to subscribe for or purchase Shares, any Shares which are not subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed by others, no further adjustment shall be required or made to the Conversion Price by reason of such offer and/or subscription.

(4) Issues to Employees

for the avoidance of doubt, if any warrants which would otherwise be the subject of this Condition 4.3.5, are issued to existing employees of the Company in their capacity as employees in accordance with mandatory provisions of Korean law, then such warrants shall not be taken into account for the purposes of the adjustment of the Conversion Price pursuant to this Condition 4.3.5, provided, however, that the foregoing exception shall only apply for the issuance of a cumulative total of up to 2% of the Company common stock then outstanding, after which any additional issuances to employees under mandatory provisions of Korean law shall be treated as issuances that result in Conversion Price adjustments under Condition 4.3.

4.3.6. Issues of Rights or Warrants for Convertible or Exchangeable Securities to Shareholders

If the Company shall grant, issue or offer to the holders of Shares rights or warrants entitling them to subscribe for or purchase any securities convertible into or exchangeable for Shares:

(x) at a consideration per Share receivable by the Company which is fixed on or prior to the Record Date mentioned below and is less than the Current Market Price per Share at such Record Date; or

(y) at a consideration per Share receivable by the Company which is fixed after the Record Date mentioned below and is less than the Current Market Price per Share on the date the Company fixes the said consideration, then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect (in a case within (x) above) on the Record Date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (y) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea (in a case within (x) above) on such Record Date or (in a case within (y) above) on the date the Company fixes the said consideration

n = the number of Shares issuable upon exercise of such rights or warrants or conversion or exchange of such convertible or exchangeable securities at the said consideration

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12 below) would purchase at such Current Market Price per Share specified in (x) or, as the case may be, (y) above;

(2) Effective Date of Adjustment

such adjustment shall become effective (in a case falling under (x) above) immediately after the Record Date for the determination of shareholders entitled to receive such rights or warrants or (in a case falling under (y) above) immediately after the Company fixes the said consideration but retroactively to immediately after the Record Date mentioned above;

(3) Rights or Warrants not taken up by Shareholders

if, in connection with a grant, issue or offer to the holders of Shares of rights or warrants entitling them to subscribe for or purchase Shares, any Shares which are not subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed by others, no further adjustment shall be required or made to the Conversion Price by reason of such offer and/or subscription.

4.3.7. Other distributions to Shareholders

If the Company shall distribute to the holders of Shares evidences of its indebtedness, shares of capital stock of the Company (other than Shares), assets or rights or warrants to subscribe for or purchase shares or securities (excluding those rights and warrants referred to in Conditions 4.3.4, 4.3.5 and 4.3.6 above), then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect on the Record Date for the determination of shareholders entitled to receive such distribution shall be adjusted in accordance with the following formula:

NCP = OCP x	CMP-fmv
CMP

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

CMP = the Current Market Price per Share on the Record Date for the determination of shareholders entitled to receive such distribution fmv = the per-Share fair market value (as determined by the Company or, if pursuant to applicable Korean law such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the evidence of indebtedness, shares, assets, rights or warrants so distributed, less any consideration payable per Share for the same

In making a determination of the fair market value of any such rights or warrants, the Company shall consult a leading independent securities company or bank in Seoul selected by the

Company and approved by the Required Holder(s) and shall take fully into account the advice received from such company or bank;

(2) Effective Date of Adjustment

such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution, provided that (a) in the case of such a distribution which must, under applicable Korean law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Company before such distribution may legally be made and is so approved after the Record Date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such Record Date and (b) if the fair market value of the evidences of indebtedness, shares, assets, rights or warrants so distributed cannot be determined until after the Record Date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such Record Date; and

(3) Issues to Employees

for the avoidance of doubt, if any warrants which would otherwise be the subject of this Condition 4.3.7, are issued to existing employees of the Company in their capacity as employees in accordance with mandatory provisions of Korean law, then such warrants shall not be taken into account for the purposes of the adjustment of the Conversion Price pursuant to this Condition 4.3.7, provided, however, that the foregoing exception shall only apply for the issuance of a cumulative total of up to 2% of the Company common stock then outstanding, after which any additional issuances to employees under mandatory provisions of Korean law shall be treated as issuances that result in Conversion Price adjustments under Condition 4.3.

4.3.8. Issue of convertible or exchangeable securities

If the Company shall issue any securities convertible into or exchangeable for Shares (other than the Bonds or in any of the circumstances described in Condition 4.3.6 above and Condition 4.3.10 below) and the consideration per Share receivable by the Company shall be less than the Current Market Price per Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea on the day immediately prior to the date of such issue

n = the number of Shares issuable upon conversion or exchange of such convertible or exchangeable securities at the applicable conversion or exchange price or rate

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12 below) would purchase at such Current Market Price per Share; and

(2) Effective Date of Adjustment

such adjustment shall become effective upon the issuance of such convertible or exchangeable securities (without regard to their subsequent conversion or exchange).

4.3.9. Other issues of Shares

If the Company shall issue any Shares (other than Shares issued upon conversion or exchange of any convertible or exchangeable securities issued by the Company or upon exercise of any rights or warrants granted, offered or issued by the Company or in any of the circumstances described in Conditions 4.3.1 and 4.3.2 above or issued to shareholders of any company which merges with the Company in proportion to their shareholdings in such company immediately prior to such merger, upon such merger) for a consideration per Share receivable by the Company less than the Current Market Price per Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such Shares is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect immediately prior to the date of issue of such additional Shares shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea on the day immediately prior to the date of issue of such additional Shares

n = the number of additional Shares issued as aforesaid

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12 below) would purchase at such Current Market Price per Share; and

(2) Effective Date of Adjustment

such adjustment shall become effective as of the calendar day in Korea of the issue of such additional Shares.

(3) Issues to Employees.

for the avoidance of doubt, if any warrants which would otherwise be the subject of this Condition 4.3.9, are issued to existing employees of the Company in their capacity as employees in accordance with mandatory provisions of Korean law, then such warrants shall not be taken into account for the purposes of the adjustment of the Conversion Price pursuant to this Condition 4.3.9, provided, however, that the foregoing exception shall only apply for the issuance of a cumulative total of up to 2% of the Company common stock then outstanding, after which any additional issuances to employees under mandatory provisions of Korean law shall be treated as issuances that result in Conversion Price adjustments under Condition 4.3.

4.3.10. Issue of Rights or Warrants for Shares or Convertible or Exchangeable Securities other than to Shareholders

If the Company shall grant, issue or offer rights or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares and the consideration per Share receivable by the Company shall be less than the Current Market Price per Share on the date in Korea on which the Company fixes the said consideration (or, if the issue of such Shares is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the following provisions shall apply:

(1) Adjustment

the Conversion Price in effect immediately prior to the date of issue of such rights or warrants shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 4.3.2 above

N = the number of Shares outstanding (having regard to Condition 4.3.13 below) at the close of business in Korea on the day immediately prior to the date of such issue

n = the number of Shares issuable upon exercise of such rights or warrants and (if applicable) conversion or exchange of such convertible or exchangeable securities at the said consideration

v = the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 4.3.12 below) would purchase at such Current Market Price per Share; and

(2) Effective Date of Adjustment

such adjustment shall become effective as of the calendar day in Korea corresponding to the calendar day at the place of issue on which such rights or warrants are issued.

4.3.11. Current Market Price per Share

For the purposes of this Condition 4.3, the “Current Market Price” and “Current Market Price per Share” on any date shall be deemed to be the average of the daily closing prices of the Common Shares for the 30 consecutive trading days commencing 45 trading days before such date. The closing price of the Shares for each trading day shall be the last reported selling price of the Shares on the Korea Exchange, or other principal stock exchange on which the Common Shares are then traded (the “KRX”) for such day or, if no sale takes place on such day, the average of the closing bid and offered price of the Shares on the KRX or, if the Shares are not listed or admitted to trading on such exchange, the average of the closing bid and offered price of Shares for such day as furnished by an independent member firm of the KRX selected from time to time by the Company and approved by the Required Holder(s) for the purpose. This Condition 4.3.11 shall be subject to the following provisions. For the purposes of this Condition 4.3.11., the term “trading day” means a day when the KRX is open for business, but does not include a day when (a) no such last selling price or closing bid and offered prices is/are reported and (b) (if the Shares are not listed or admitted to trading on such exchange) no such closing bid and offered prices are furnished as aforesaid. If during the said 45 trading days or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment to the Conversion Price under the provisions of this Condition 4.3, then the Current Market Price per Share as determined above shall be adjusted in such manner and to such extent as a leading independent securities company or bank in Seoul selected by the Company and approved by the Required Holder(s) shall deem appropriate and fair to compensate for the effect thereof.

4.3.12. Consideration Receivable by the Company

For the purposes of any calculation of the consideration per Share, or the aggregate consideration, receivable by the Company pursuant to Conditions 4.3.4, 4.3.5, 4.3.6, 4.3.8, 4.3.9 and 4.3.10 above, the following provisions shall be applicable:

(A) in the case of the issue of Shares for cash, the consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any customary commissions or any reasonable expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B) in the case of the issue of Shares for consideration other than cash, such non-cash consideration shall be valued at the fair value thereof, as reasonably determined by the Company in good faith (and in making such determination the Company shall consult a leading independent securities company or bank in Seoul selected by the Company and shall take fully into account the advice received from such company or bank) or, if pursuant to applicable Korean law such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

A. in the case of the issue (whether initially or upon the exercise of rights or warrants) of securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) rights or warrants plus the additional consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the subscription or purchase price (the consideration in each case to be determined in the same manner as provided in Condition 4.3.12 (A) and 4.3.12 (B) above) and the Consideration per Share receivable by the Company shall be such aggregate consideration divided by the number of Shares issuable upon (and assuming) such conversion or exchange at the applicable conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the applicable subscription or purchase;

B. in the case of the issue of rights or warrants to subscribe for or purchase Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for any such rights or warrants, plus the additional consideration to be received by the Company upon (and assuming) the exercise of such rights or warrants at the applicable subscription or purchase price (the consideration in each case to be determined in the same manner as provided in Condition 4.3.12 (A) and 4.3.12 (B) above) and the Consideration per Share receivable by the Company shall be such aggregate consideration, divided by the number of Shares issuable upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price; and

(C) if any of the consideration referred to in any of the preceding sub-Conditions of this Condition 4.3.12 is receivable in a currency other than Won at a time when the Current Market Price per Share is stated in Won, then the value of such consideration shall (in any case where there is a fixed rate of exchange between the Won and the relevant currency for the purposes of the issue of the Shares, the conversion or exchange of such securities or the exercise of such rights or warrants) be converted into Won for the purposes of this Condition 4.3.12 at such fixed rate of exchange and shall (in all other cases) be converted into Won at the market average exchange rate between Won and the relevant currency (being announcements for the cross rate through dollars if no direct exchange rate is announced) announced by Korea Financial Telecommunications & Clearings Institute for buying and selling units of the relevant currency against Won on the date as of which the said consideration is required to be calculated as aforesaid. If the Current Market Price per Share is stated in a different currency (e.g., U.S. Dollars), then the value of the consideration shall be stated in the same currency. For the avoidance of doubt, the Conversion Price shall be stated in U.S. Dollars at all times, even if the consideration and Current Market Price per Share are to be stated in Won.

4.3.13. Cumulative Adjustments

If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of Conditions 4.3.4, 4.3.5, 4.3.6, 4.3.8, 4.3.9 and 4.3.10 above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account pursuant to the proviso to Condition 4.3.14 below) to reflect an issue of Shares or of securities convertible into or exchangeable for Shares or of rights or warrants to subscribe for or purchase Shares or securities, to the extent that the number of such Shares taken into account for the purposes of calculating such adjustment exceeds the number of such Shares in issue at the time relevant for ascertaining the number of outstanding Shares for the purposes of computing the later adjustment, such Shares shall be deemed to be outstanding for the purpose of making such computation.

4.3.14. Minor Adjustments

No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease in such price of at least $0.01 ; provided that any adjustment which by reason of this Condition 4.3.14 is not required to be made shall be carried forward and taken into account (as if such adjustment had been made at the time when it would have been made but for the provisions of this Condition 4.3.14) in any subsequent adjustment and upon the conversion of the Bond. All calculations under this Condition 4.3 shall, as applicable, be made to the nearest Won with half or more of a Won to be considered one Won, or to the nearest cent ($0.01), with half or more of one cent to be considered one cent.

4.3.15. Minimum Conversion Price

Notwithstanding the provisions of this sub-Condition, the Conversion Price shall not be reduced below the par value of the Common Shares (Won 100 at the date hereof) as a result of any adjustment made hereunder unless under applicable law then in effect Bonds may be converted at such reduced Conversion Price into legally issued, fully-paid and non-assessable Common Shares.

4.3.16. Reference to “fixed”

Any reference herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

4.3.17. Simultaneous Issues of Different Classes of Shares

In the event of simultaneous issues of two or more classes or series of share capital comprising Shares or rights or warrants in respect of, or securities convertible into or exchangeable for, two or more classes or series of share capital comprising Shares, then, for the purposes of this Condition 4.3, the formula:

NCP = OCP x	N + v
N + n

shall be restated as

NCP = OCP x	N + v1+ v2+ v3
N + n1+ n2+ n3

where v1 and n1 shall have the same meanings as “v” and “n”, respectively, but by reference to one class or series of Shares; v2 and n2 shall have the same meanings as “v” and “n”, respectively, but by reference to the second class or series of Shares; v3 and n3 shall have the same meanings as “v” and “n” but by reference to the third class or series of Shares, and so on.

5. PAYMENTS

5.1. Principal

Payments of principal and premium (if any) in respect of Bonds will be made by wire transfer to the registered account of the Bondholder shown on the Register of Bondholders on or after the Repayment Date upon surrender of the relevant Certificate at the specified office of the Company. The Repayment Date shall be the earlier of (i) January 17, 2014 (subject to the exercise of the Redemption Right pursuant to Section 6.1, or (ii) immediately prior to the consummation of any transaction of the type contemplated in Conditions 9.7 or 9.8 (a “Change of Control”). Payments shall be credited first to Costs (if any) then to accrued interest (if any) due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest (if any), may not be made without the Requisite Holder(s) consent.

5.2. Registered Accounts

For the purposes of this Condition 5, a Bondholder’s “registered account” means the U.S. dollar account maintained by or on behalf of it with an internationally reputable bank in Seoul, details of which appear on the Register of Bondholders at the close of business on the Principal Record Date or Interest Record Date, as the case may be.

5.4. Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 7. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

5.5. Delay in Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day (and the amount due is received on the next following business day) or if the Bondholder is late in surrendering its Certificate (if required to do so). In this Condition “business day” means any day on which banks are open for business in Seoul.

6. REDEMPTION, PURCHASE AND CANCELLATION

6.1. Grant of Redemption Right.

Upon receipt by the Company of written notice by the Purchaser during the Exercising Period, the Purchaser shall have the option (the “Redemption Right”) to require the Company to redeem from the Purchaser, subject to the conditions set forth in this Agreement, some or all of the Bonds initially acquired by the Purchaser (“Redemption Bonds”) at an aggregate purchase price equal to 2.5 Million Dollars ($2,500,000) (the “Redemption Price”). In order to exercise such Redemption Right, the Purchaser must deliver written notice to the Company of the Purchaser’s election to exercise the Redemption Right in accordance with Section 6.1.2 of this Agreement during the Exercising Period.

6.1.1. Exercising Period.

Exercising Period shall start on the date of the January 17, 2013 and end on the thirty (30) days before the due date.

6.1.2. Manner of Exercise.

The Purchaser shall exercise the Redemption Right by giving an irrevocable written notice from the Purchaser to the Company during the Exercising Period that the Purchaser elects to exercise such Redemption Right upon the terms and subject to the conditions set forth in this Agreement.

6.1.3. Closing and payment

The closing of the purchase and sale of the Bonds shall occur on the date designated in writing by the Company to the Purchaser, which date shall be within fifteen (15) business days following the date upon which the Company received the written notice from the Purchaser that the Purchaser was electing to exercise the Redemption Right.

6.2 Purchases

The Company may at any time and from time to time purchase Bonds at a negotiated price from any Bondholder. Such Bonds may, at the option of the Company, be held, resold or cancelled. The Bonds so purchased, while held by or on behalf of the Company, shall not entitle the holder to vote at any meeting of the Bondholders (if applicable) and shall not be deemed to be outstanding for the purpose of calculating the quorum at a meeting of the Bondholders (if applicable) or for determining Required Holder(s).

6.3. Cancellation

All Bonds which are redeemed or converted or purchased as provided in paragraph 6.2 above and surrendered to the Company for cancellation will forthwith be cancelled. All Bonds cancelled may not be reissued or resold.

7. TAXATION

All payments of principal, premium (if any) and interest by the Company will be made without deduction of or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Korea or any political subdivision thereof or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In that event, the Company will pay such additional amounts by way of principal, premium (if any) and interest as will result (after such deduction or withholding) in the receipt by the Bondholders of the amounts which would otherwise have been receivable (in the absence of such deduction or withholdings) except that no such additional amount shall be payable in respect of any Bond beyond the total indebtedness evidenced thereunder:

(1) to a holder who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his being connected with Korea (or any political subdivision thereof) otherwise than merely by holding the Bond or by the receipt of principal, premium (if any) or interest in respect of any Bond; or

(2)(if surrender of the relevant Certificate is a condition to payment) where the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder thereof would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such 30 day period, assuming, whether or not it is in fact the case, such last day to be a business day.

For this purpose the “relevant date” in relation to any payment means the due date for that payment thereof.

Reference in these Conditions to principal or premium or interest shall be deemed also to refer to any additional amounts which may be payable under this Condition.

8. STAMP DUTIES AND TAXES

8.1. Stamp Duties

The Company will pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, if applicable, in respect of the creation, issue and offering of the Bonds and the execution or delivery of these Terms and Conditions. The Company will also indemnify the Bondholders from and against all stamp, issue, documentary or other taxes paid by any of them (including interest and penalties) in any jurisdiction in connection with any action taken by or on behalf of such Bondholders to enforce the Company’s obligations under these Terms and Conditions or the Bonds unless otherwise ordered by a court of competent jurisdiction in such proceedings.

8.2. Changing of Taxing Jurisdiction

If the Company becomes subject generally to the taxing jurisdiction of a territory or any authority of or in that territory having power to tax other than or in addition to Korea or any such authority of or in such territory, then the Company shall be deemed to have given Holders an undertaking in terms corresponding to the terms of these Terms and Conditions with the substitution for, or (as the case may require) the addition to, the references in these Terms and Conditions to Korea of references to that other or additional territory or authority to whose taxing jurisdiction the Company has become so subject. In such event, the Bonds and these Terms and Conditions will be read accordingly.

9. COVENANTS IN RELATION TO THE CONVERSION RIGHT

So long as any Conversion Right is, or is capable of being or becoming, exercisable, the Company will:

9.1. Availability of Common Shares

keep available, free from pre-emptive or other rights, out of its authorized but unissued Common Shares such number of Common Shares as would be required to be issued upon conversion of all the Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Common Shares and shall ensure that all Common Shares delivered upon conversion of Bonds pursuant to these Terms and Conditions will be duly and validly issued as fully-paid, non-assessable and freely transferable;

9.2. Closure of Register

not close its register of shareholders or take any other action which prevents the transfer of its Shares generally unless, under Korean law as then in effect, the Bonds may be converted legally and the Common Shares issued upon conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times during the periods of such closure or while such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Common Shares in respect thereof;

9.3. Dividend Accrual Period

not change its Dividend Accrual Period or change the Record Date for the payment of any dividend unless and until such amendments to these Terms and Conditions shall have been made pursuant to the provisions of these Terms and Conditions and notice of such changes and amendments has been given to the Holders in accordance with Condition 18 (such notice to be given not later than 14 days prior to the proposed change in such Dividend Accrual Period or Record Date, as the case may be, taking effect and to be in a form approved by the Required Holders);

9.4. Minimum Conversion Price

not take any action which would result in any adjustment of the Conversion Price if, after giving effect thereto, the Conversion Price would be decreased to such an extent that the Common Shares to be issued on conversion of any Bond could not, under any applicable law then in effect, be legally issued, fully-paid and non-assessable;

9.5. Equity Securities

procure that no securities of the Company are, without the consent of the Required Holders, converted into or exchanged for Shares, and that no rights or warrants to subscribe for or purchase Shares are created, otherwise in each case than in accordance with the terms of issue thereof (except to the extent that such terms are amended as a result of any change in Korean law or regulations);

9.6. Other Classes of Share Capital

not create or issue any class of share capital other than Common Shares or non-voting preferred shares authorized at the date of these Terms and Conditions without giving to the Holders notice in accordance with Condition 18 prior to the relevant record date for the determination of shareholders entitled to vote at the general meeting of shareholders at which an amendment to the Company’s Articles of Incorporation to enable the Company to create such class of share capital is proposed;

9.7. Take-over

if any offer is made to acquire (in one or through a series of related transactions): a majority of the voting stock of the Company (including, without limitation, by way of merger where the Company shareholders immediately prior to the transaction do not hold a majority of the voting stock of the Company immediately after the transaction), or all or substantially all of the Company’s assets, then the Company shall give immediate notice in accordance with Condition 18 of such offer to the Bondholders, which notice shall in any event be provided at least 20 days prior to the consummation of any such transaction;

9.8. Merger etc.

if it is a party to any transaction such as consolidation, amalgamation or merger with any other corporation in which the Company is not the continuing corporation, provide the Bondholders with written notice of such transaction at least 20 days prior to closing and obtain all consents which may be necessary or appropriate under Korean law to enable the continuing corporation to give effect to the Conversion Right;

9.9. Notice of Adjustment Events

give immediate notice to the Bondholder if it shall take any actions that would result in an adjustment of the Conversion Price as set forth in Condition 4.3 or any of the following:

(1) the Company shall authorize the granting, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase either any Shares or any securities convertible into or exchangeable for Shares; or

(2) the Company shall declare a dividend in or make any other distribution on, or pay or make any cash or other distribution in respect of Shares, or shall authorize the granting, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for Shares; or

(3) the Company shall authorize the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in Condition 9.9(1) or 9.9(2) above) which will, or shall authorize the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors of the Company to be recommended at a relevant general meeting of shareholders is adopted, will) upon issue give rise to any adjustment to the Conversion Price pursuant to Condition 4.3; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

9.11. Notice to Refer to Adjustment of Conversion Price

ensure that, if the event referred to in the notice required pursuant to Condition 9.10 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. The Company will also ensure that, without prejudice to the provisions of Condition 9.4, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Common Shares could not or might not, under applicable law then in effect, be legally issued upon conversion of Bonds as fully-paid and non-assessable, any such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment; and

9.12. Notice of Adjustment of Conversion Price

if there shall be any adjustment to the Conversion Price, (1) as soon as practicable notify the Bondholders of particulars of the events giving rise to the adjustment, the Conversion Price after such adjustment, the date on which such adjustment takes effect and such other particulars and information as any Bondholder may require and (2) promptly after the date upon which such adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting forth the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment; provided that where a notice has been given pursuant to Condition 9.11 correctly stating any information required to be given pursuant to this Condition 9.12, then such notice shall, as to such information, satisfy the requirements of this Condition.

10. COVENANTS

So long as any Bond is outstanding, the Company shall:

10.1. Books of Account

keep proper books, records and other documentation of account and, so far as permitted by applicable law, allow each Holder and anyone appointed by such Holder access to the books, records and other documentation of account of the Company at all reasonable times during normal business hours.

10.2. Notice of Events of Default

notify each Holder in writing immediately on becoming aware of the occurrence of any Event of Default.

10.3. Listing

as soon as any of the Bonds is converted into Common Shares, apply for the listing of such Common Shares on the KRX and use its best efforts to have the Common Shares admitted to trading on the KRX, and after admission to trading, to maintain the listing of Common Shares on the KRX; provided that, in any event, the Company shall not file or initiate any procedures for de-listing of Common Shares from the KRX.

11. WAIVER

Any Bondholder may, without prejudice to the rights of any other Bondholder and without prejudice to any rights in respect of any subsequent breach, from time to time and at any time, waive in writing any rights such Holder may have under these Terms and Conditions. No waiver shall be deemed valid unless explicitly made in a duly executed written document.

12. BUSINESS AND FINANCE COVENANTS.

So long as any of Bonds is outstanding, the Company shall perform or comply with, as applicable, each of the following covenants:

12.1. Payment of Bonds

The Company shall punctually pay or cause to be paid the principal, interest and any other amount to become due in respect of the Bonds according to the terms thereof and hereof.

12.2. Payment of Taxes and Claims

The Company shall pay and discharge promptly (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before the same shall become delinquent and (b) all lawful claims of which, if unpaid, might by law or agreement become or cause to arise a lien or charge upon its property; provided, however, that none of the foregoing need be paid while being contested in good faith by appropriate proceedings initiated within the period allowed by applicable law, rule or regulation and diligently conducted.

12.3. Maintenance of Records and Corporate Existence

The Company shall:

(a) keep proper books of record and account in which full, true and correct entries shall be made of all its business transactions in accordance with generally accepted accounting principles in Korea (“Korean GAAP”); and

(b) set aside on its books from its earnings for each fiscal year, all proper accruals and reserves which, in accordance with Korean GAAP, should be set aside from such earnings in connection with its business, including, without limitation, reserves for depreciation, obsolescence and/or amortization and accruals for taxes for such period, including all taxes based on or measured by income or profits.

12.4. Compliance with Law

The Company shall not violate any laws, ordinances, governmental rules or regulations to which it is, or might become, subject, unless the same are being contested by the Company in good faith and by appropriate proceedings which shall effectively prevent the imposition of any penalty, fine or restriction on the Company for such noncompliance.

13. EVENTS OF DEFAULT

If any of the following events occurs (each, an “Event of Default”), the penalty interest rate shall thereafter accrue, as set forth in Condition 3.2, and, for so long as the Event of Default continues, the Required Holder(s) may give notice in writing to the Company that the Bonds are immediately due and payable:

(a) a default is made for more than seven days in the payment of principal (if applicable) or premium (if any) or fourteen days in the payment of interest in respect of any of the Bonds, when and as the same ought to be paid in accordance with these Conditions; or

(b) a default is made in any material respect by the Company in the performance or observance of any covenant, condition or provision contained in the Bonds, and on its part to be performed or observed (other than the covenant to pay principal, premium (if any) or interest in respect of any of the Bonds, which shall be subject to clause (a) above) and, if such default can be cured, such default continues for the period of 30 days from the earlier of following the service by the Required Holder(s) on the Company of notice requiring such default to be remedied ;or if such default cannot be cured, 2 days after the serving of notice by the Required Holder(s) to the Company of the occurrence of such default.

(c) any other notes, debentures, bonds or other indebtedness for money borrowed having an aggregate principal amount of at least U.S. $500,000 (or its equivalent in any other currency or currencies) or more (hereinafter called “Indebtedness”) of the Company shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Company defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Company shall not be honored when due and called upon; or

(d) a resolution is passed or an order of a court of competent jurisdiction is made that the Company be wound up or dissolved otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reconstruction the terms for which shall have previously been notified in writing to and approved by the Required Holder(s); or

(e) an encumbrancer (creditor) takes possession or a receiver is appointed for the whole or a material part of the assets or undertaking of the Company; or

(f) a distress, execution or seizure before judgment is levied or enforced upon or sued out against a part of the property of the Company or any of its consolidated subsidiaries or affiliates which is material in its effect upon the business or operations of the Company and is not discharged within 30 days thereof (or such longer period as the Required Holder(s) may consider appropriate in relation to the jurisdiction concerned); or

(g) the Company (i) stops payment (within the meaning of Korean or any other applicable bankruptcy law) or (ii) (otherwise than for the purposes of such a consolidation, amalgamation, merger, reconstruction or voluntary solvent winding-up or dissolution as is referred to in (d) above) ceases or through an official action of the Board of Directors of the Company threatens to cease to carry on business; or

(h) proceedings shall have been initiated against the Company under any applicable bankruptcy, composition, reorganization, insolvency law or corporate restructuring promotion law; or

(i) the Company shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganization, insolvency law or corporate restructuring promotion law or make an assignment for the benefit of, or enter into any composition with, its creditors; or

(j) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraphs (d) through (i); or

(m) the Common Shares are delisted from trading on the KRX and are not listed on another exchange; or

Upon the receipt by the Company of such notice from the Required Holder(s), all outstanding Bonds will immediately become due and payable at their principal amount together with accrued interest and any other amount due in respect of the Bonds according to the terms hereof.

14. CURRENCY INDEMNITY

14.1. Currency of Account and Payment

U.S. dollar (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Company under or in connection with these Terms and Conditions, including damages.

14.2. Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise), by any Holder in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

14.3. Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under these Terms and Conditions, the Company will indemnify it against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

14.4. Indemnity separate

This indemnity constitutes a separate and independent obligation from the other obligations in these Terms and Conditions, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under these Terms and Conditions or any other judgment or order.

16. ENFORCEMENT

At any time after the Bonds shall have become due and repayable, any Holder may, at its discretion and without further notice, take such proceedings against the Company as it may think fit to enforce repayment of the Bonds, together with premium (if any) and accrued interest, to enforce the provisions of these Terms and Conditions.

17. REPLACEMENT OF CERTIFICATES

If any of the Certificates are mutilated, defaced, destroyed, stolen or lost, they may be replaced at the specified office of the Company upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

18. NOTICES

Any communication under these Terms and Conditions shall be in English and made by reputable express courier service, or by fax. All such communications to a Holder shall be made to the address as notified by such Holder and set forth with respect to such Holder in the Register of the Bondholders.

19. GOVERNING LAW AND JURISDICTION

19.1 Governing Law

The Bonds are governed by, and shall be construed in accordance with the laws of Korea.

19.2 Dispute Resolution

The Company and the Purchaser agree that the courts of Korea shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with the Bonds (respectively, “Proceedings” and “Disputes”) and, for such purpose, irrevocably submit to the jurisdiction of such courts.

SCHEDULE 1

FORM OF CERTIFICATE OF BONDS

Identifying

Number:

WISEPOWER CO., LTD.

(incorporated in the Republic of Korea with limited liability)

US $ 2,500,000

Convertible Bonds due January 17, 2014

Principal Amount of Bonds:

Name of Bondholder:

The Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of the duly authorized issue of Convertible Bonds due January 17, 2014(the “Bonds”) of Wisepower Co., Ltd. (the “Company”) in the aggregate principal amount of U.S. Dollars $2,500,000 and constituted by the terms and conditions (the “Terms and Conditions”) attached hereto.

The Company hereby certifies that                      is, at the date hereof, entered in the Register of Bondholders as the holder of Bonds in the principal amount of US $            . For value received, the Company promises to pay the person who appears at the relevant time on this Certificate and on the Register of Bondholders as holder of the Bonds in respect of which this Certificate is issued (the “Holder”) the principal which shall become due and repayable in respect of the Bonds, together with any other sums payable in respect of such Bonds and otherwise to comply with the Terms and Conditions.

The Bonds in respect of which this Certificate is issued are convertible, at the option of Bondholders, into fully-paid non-assessable Common Shares with a par value of Won 100 each of the Company, subject to and in accordance with these Terms and Conditions.

THIS BOND SHALL NOT BE TRANSFERRED OR ASSIGNED TO ANY KOREAN RESIDENT (AS DEFINED IN THE FOREIGN EXCHANGE TRANSACTION ACT OF KOREA) WITHIN ONE YEAR FROM THE DATE THIS BOND IS ISSUED AND SHALL NOT BE DIVIDED INTO MULTIPLE CERTIFICATES, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAW.

The Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the Register of Bondholders, entering the name of the transferee in the newly issued Certificate and delivery of such new Certificate to the transferee, and only the duly registered holder is entitled to payments on Bonds in respect of which the new Certificate is issued.

The Certificate is governed by, and shall be construed in accordance with, the laws of Korea.

Issued as of [            ]

WISEPOWER CO., LTD.

By:
Name :
Title: Representative Director

THE SPECIFIED OFFICE OF THE COMPANY

5th Floor, Ace Techno Tower, 55-7 Mullae-3Ga, Youngdeungpo, Seoul, Korea

(Terms and Conditions will be attached)

SCHEDULE 2

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

US $          principal amount of the Bonds in respect of which this/these Certificate(s) is/are issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i) The signature of the persons effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Company may require.

(ii) This form of transfer should be dated as of the date it is dispatched to the Company.

THE TRANSFEROR AND THE TRANSFEREE HEREBY CONFIRM THAT THE TRANSFEREE IS NOT A KOREAN RESIDENT (AS DEFINED IN THE FOREIGN EXCHANGE TRANSACTION ACT OF KOREA) AND THE TRANSFEREE HEREBY UNDERTAKES THAT IT WILL NOT TRANFER OR ASSIGN THIS BOND TO ANY KOREAN RESIDENT (AS DEFINED IN THE FOREIGN EXCHANGE TRANSACTION ACT OF KOREA) WITHIN ONE YEAR FROM THE DATE THIS BOND IS ISSUED, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAW.

SCHEDULE 3

FORM OF CONVERSION NOTICE

WISEPOWER CO., LTD.

US S[            ] Convertible Bonds due January 17, 2014

CONVERSION NOTICE

(Please read the notes in the overleaf before completing this Notice)

Name:

Date:

Address:

Signature:

To: WISEPOWER CO., LTD. (the “Company”)

I/We, being the holder(s) of the Bond(s) specified below, hereby elect to convert such Bond(s) into Common Shares of the Company (“Shares”) in accordance with the Terms and Conditions of the Bonds.

1. Total number of Bond(s) to be converted:

Identifying Number(s) of Bond(s):

Total principal amount of Bond(s) to be converted: US $

Total number of Shares to be issued:                      Shares

N.B. If necessary, a list of the certificate numbers of the Bonds can be attached separately.

2. Name and address and (if required) investment registration card number of the person in whose name the Shares required to be delivered on conversion are to be registered:-

Name:

Address:

Investment Registration Card Number (see note 3 overleaf)

3. I/We hereby request that the certificate(s) for the Shares (together with any other securities, property or cash) required to be delivered upon conversion be delivered as follows:

Shares are to be credited to the account of my/our Custodian in the Korea Securities Depository (“KSD”) as set forth below:

Name:

KSD Account:

N.B.

(i) This Conversion Notice will be void unless Sections 1, 2 and 3 are duly completed.

(ii) Your attention is drawn to the Terms and Conditions of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated effectively deposited for conversion.

Date:	Signature(s)

	Print	Name(s)

Notes:

1. If a retroactive adjustment contemplated by the Terms and Conditions of the Bonds is required in respect of the Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or dispatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

2. A converting Bondholder who is not resident in Korea may appoint an agent in Korea by means of a general power of attorney. The agent acts on behalf of the registered shareholder in the exercise of shareholders’ rights and duties and under current Korean regulations must be a company authorized to act as an agent for foreign investors. The regulations applicable to foreign investment are subject to change, and it is recommended that Bondholders consult with their legal advisers on the Korean regulations applicable to them from time to time.

3. Under current Korean law a converting Bondholder who is a foreigner (as defined in the regulations of the Financial Supervisory Commission of Korea) must, if such converting Bondholder has not so registered, register with the Financial Supervisory Service as a foreign investor before the acquisition of the Shares through conversion of the Bonds and report his acquisition of Shares or other shares of the Company to the Governor of the Financial Supervisory Service in Korea.

4. A converting Bondholder who is not resident in Korea must also file a mailing address in Korea with the agent.